Exhibit 10.11

DIRECTED STOCK TRANSFER AGREEMENT

BY AND AMONG

[STOCKHOLDER],

[OPTION HOLDER],

AND

[PARENT]

[ ] , 20[ ]

i

DIRECTED STOCK TRANSFER AGREEMENT

THIS DIRECTED STOCK TRANSFER AGREEMENT (this “Agreement”) dated as of [            ], 20[ ], is entered into by and among [            ], D.D.S. (the “Stockholder”), [PARENT OF OPTION HOLDER], a [ ] corporation (“Parent”), and [OPTION HOLDER], a [ ] corporation (“Option Holder”).

RECITALS

WHEREAS, Stockholder holds 100 percent of the issued and outstanding capital stock of [            ], an [ ] professional association (the “P.C.”).

WHEREAS, the P.C. is engaged in the business of providing professional dental services and conducting related activities in the State of [            ] (such activities being hereinafter referred to as the “Practice”).

WHEREAS, it is the desire and intent of the parties hereto to enter into this Agreement to provide continuity to the Practice’s patients and to prevent an interruption in the dental services provided by the P.C. in the event of the death, permanent disability, permanent incapacity, resignation, termination or other permanent departure of the Stockholder from the Practice or in the event that the Stockholder ceases to be licensed to practice dentistry in the State of [            ].

NOW, THEREFORE, in consideration of the foregoing and of the mutual undertakings set forth below, the parties hereto, intending to be legally bound, do hereby agree and covenant as follows:

ARTICLE 1 - DIRECTED STOCK TRANSFER

Section 1.1 Right to Direct P.C. Stock Transfer.

(a) In consideration of one dollar ($1.00) in hand paid to the Stockholder by [ ] on the date hereof, the Stockholder hereby grants to [ ] the irrevocable and unconditional right to direct the Stockholder to transfer all, but not less than all, of the issued and outstanding shares of capital stock of the P.C. (the “P.C. Stock”) held by the Stockholder to any person or entity (the “Transferee”) that is permitted to hold an ownership interest in the P.C. under the applicable laws, rules and regulations of the State of [ ] as in effect at the time of such transfer (the “P.C. Stock Transfer”). Option Holder agrees that the P.C. Stock Transfer shall be conducted in a manner to ensure that the ownership of the P.C. Stock will not violate any applicable laws or regulations.

[(b) Stockholder may at any time require Option Holder to select a Transferee and to cause the Transferee to purchase all of the P.C. Stock, which purchase shall also constitute a P.C. Stock Transfer and which shall be subject to all of the requirements of this Article 1.]

Section 1.2 Purchase Price. The aggregate purchase price for the P.C. Stock shall be [ ] ($[ ]) payable in cash. (the “Purchase Price”).

Section 1.3 Closing of P.C. Stock Transfer. The closing of the P.C. Stock Transfer shall take place at such date and time as shall be set by Option Holder (the “Transfer Closing Date”) upon not less than five (5) business days’ prior notice to the Stockholder. Option Holder hereby agrees to exercise its right to direct the transfer of the P.C. Stock under Section 1.1 hereof and set the Transfer Closing Date within one (1) year of the earlier of (a) the date of the Stockholder’s termination of employment with the P.C. or (b) the date of the Stockholder’s resignation as Dental Director pursuant to Section [__] of his Amended and Restated Employment Agreement with the P.C. of even date herewith (the “Employment Agreement”), or within such shorter period as may be required by law. Notwithstanding anything to be contrary in the Employment Agreement, Option Holder hereby acknowledges and agrees that the Stockholder shall continue to serve as the Dental Director of the P.C. until the Transfer Closing Date and shall be entitled to the compensation specified for the Dental Director in Section [ ] of the Employment Agreement through the Transfer Closing Date.

Section 1.4 Documentation of P.C. Stock Transfer. On the Transfer Closing Date the Stockholder shall execute, if Option Holder so requests, (a) any and all stock powers necessary to transfer the shares constituting the P.C. Stock on the books and records of the P.C., (b) a resignation as an officer and director of the P.C. (but not as an employee under any employment agreement with the P.C.) effective as of the Transfer Closing Date, (c) an agreement reasonably acceptable to Option Holder evidencing the P.C. Stock Transfer and in which the Stockholder represents and warrants to the Transferee and/or Option Holder that the Stockholder has sole record and beneficial title to the P.C. Stock, free and clear of any liens, claims or other encumbrances other than those imposed by this Agreement, and (d) such other agreements, documents and instruments as may be reasonably requested by Option Holder to consummate the P.C. Stock Transfer. In the event that the Stockholder is required to sell the P.C. Stock pursuant to the provisions of this Article 1, and in the further event that the Stockholder refuses to, is unable to, or for any reason fails to, execute and deliver the agreements required by this Article 1, the Transferee or Option Holder may deposit the Purchase Price with any bank doing business within fifty (50) miles of the P.C.’s principal place of business or any dental office operated by the P.C. Upon such deposit by the Transferee or Option Holder and upon notice thereof given to the Stockholder, the P.C. Stock shall be deemed to have been sold, transferred, conveyed and assigned to the Transferee, the Stockholder shall have no further rights with respect thereto (other than the right to withdraw such deposit), and the P.C. shall be entitled to record such ownership transfer on its books and records.

Section 1.5 Escrow of P.C. Stock. In order to carry out the provisions of this Agreement, the parties hereto shall enter into an Escrow Agreement in substantially the form attached hereto as Exhibit A (the “Escrow Agreement”) simultaneous with the execution of this Agreement pursuant to which each stock certificate representing shares constituting a portion of the P.C. Stock, together with the stock power duly executed in blank by the Stockholder, shall be deposited with [ESCROW AGENT], as escrow agent.

Section 1.6 Assignment of Right to Direct P.C. Stock Transfer. Option Holder may assign and/or delegate any or all of its rights and obligations under this Article 1, in one of more instances, to any of its Affiliates (as defined below). An “Affiliate” shall mean, with respect to any person or entity (herein the “first party”), any other person or entity that directly or indirectly controls, or is controlled by, or is under common control with, such first party (the term “control” as used herein (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to (a) vote twenty-five percent (25%) or more of the outstanding voting securities of such person or entity, or (b) otherwise direct the management or policies of such person or entity by contract or otherwise.

Section 1.7 No Ownership Interest. Notwithstanding the foregoing, nothing contained herein shall be deemed to grant or entitle Option Holder or Parent to any present ownership interest in the P.C. Stock. In addition, neither Option Holder nor Parent shall be permitted under this Agreement to direct the transfer of the P.C. Stock to any person or entity that is not permitted to hold an ownership interest in the P.C. under the laws, rules and regulations then in effect in the State of [ ].

ARTICLE 2 - POWER OF ATTORNEY

Section 2.1 Power of Attorney. The Stockholder irrevocably constitutes and appoints Parent and Option Holder (and any assignee pursuant to Section 1.6 hereof) as the true and lawful attorney-in-fact of the Stockholder to execute, acknowledge, swear to and file any certificate or other instrument that Parent or Option Holder (or any assignee pursuant to Section 1.6 hereof) shall deem advisable to consummate the transactions contemplated by Article 1 hereof in connection with the P.C. Stock Transfer and which the Stockholder has failed to execute and deliver within ten (10) days after written request therefor by Parent or Option Holder (or any assignee pursuant to Section 1.6 hereof). It is expressly acknowledged by the Stockholder that this power of attorney is coupled with an interest and shall survive the death or legal incapacity of the Stockholder and the transfer of the P.C. Stock by the Stockholder (for purposes of executing documents evidencing such transfer).

Section 2.2 Subsequent Confirmation. The Stockholder hereby agrees to execute, upon fifteen (15) days’ prior written notice, a confirmatory or special power of attorney, containing the substantive provisions of this Article 2, in form satisfactory to Parent and Option Holder (and any assignee pursuant to Section 1.6 hereof).

ARTICLE 3 - COVENANTS

Section 3.1 Making of Covenants and Agreements. The Stockholder hereby makes the covenants and agreements set forth in this Article 3 and agrees to cause the P.C. to comply with such covenants and agreements.

Section 3.2 Maintenance of the P.C. The Stockholder shall maintain the P.C. at all times as a professional corporation in good standing in the State of [ ].

Section 3.3 Ownership. The Stockholder shall remain the sole shareholder of the P.C. until the occurrence of a P.C. Stock Transfer and shall not otherwise sell, transfer, pledge, assign or otherwise encumber the P.C. Stock without the express written consent of Option Holder. In addition, the Stockholder shall not otherwise abandon or otherwise disclaim ownership of the P.C. Stock prior to the occurrence of a P.C. Stock Transfer. The Stockholder, in his capacities as a stockholder and a director of the P.C., shall also not permit the P.C. to issue any additional shares of its capital stock or any options, warrants or other securities exercisable or convertible into an equity interest in the P.C.

Section 3.4 Conduct of Business. The Stockholder shall use his best efforts to maintain and preserve the business and goodwill of the P.C. for as long as the Stockholder remains a shareholder of the P.C. The Stockholder shall also use his best efforts to cause the P.C. to fulfill all of its obligations and undertakings under the Administrative Services Agreement dated as of the date hereof by and between Option Holder and the P.C

Section 3.5 Tax Matters. The Stockholder shall not make any federal, state or local tax elections or take any other action or position with respect to the taxes or tax returns of the P.C. without the express written consent of Option Holder.

Section 3.6 Officers and Directors of the P.C. The Stockholder shall elect himself sole director of the P.C. The Stockholder shall also elect himself President and Treasurer of the P.C., and shall elect such other persons as officers or the P.C. as may be designated by Option Holder from time to time (to the extent permitted by applicable law).

Section 3.7 Name Change. If permitted or required by applicable law, the Stockholder shall consent to a change in the name of the P.C. requested by Option Holder.

Section 3.8 Assignment of Contracts. At the request of Option Holder, the Stockholder shall cause the P.C. to assign to Option Holder or a designee of Option Holder all of the P.C.’s leases and all of the P.C.’s contracts with facilities, independent contractors or others, unless prohibited by applicable law.

Section 3.9 No Charter and By-Law Amendments or Liquidation. The Stockholder shall not consent to any amendment of the articles of incorporation or bylaws of the P.C. or any liquidation or dissolution of the P.C. without the prior written consent of Option Holder.

ARTICLE 4 - INDEMNIFICATION

Option Holder hereby agrees to indemnify the Stockholder and to hold him harmless from and against any and all loss, damage, cost or expense (including, but not limited to, reasonable attorneys’ fees) suffered or incurred by the Stockholder arising out of any claim solely relating to his positions as a stockholder, director or officer of the P.C., except for those claims alleging gross negligence or willful misconduct on the part of the Stockholder; provided, that the Stockholder promptly notifies Option Holder of any such claim in writing. Option Holder shall have the right to assume the defense of any such indemnified claim and the Stockholder agrees not to settle any such claim without Option Holder’s prior written consent.

ARTICLE 5 - MISCELLANEOUS

Section 5.1. Assignment. This Agreement shall be binding upon the Stockholder and his heirs, executors, administrators, and upon any assignee or transferee of the P.C. Stock, by operation of law or otherwise.

Section 5.2. Attorneys’ Fees. Each of the parties hereto shall bear such party’s own expenses in connection with this Agreement and the transactions contemplated hereby.

Section 5.3. Governing Law. The parties agree that this Agreement shall be construed and enforced in accordance with the laws of the State of [ ] as without regard to its conflict-of-laws provisions.

Section 5.4. Notices. All notices, requests or instructions hereunder shall be in writing and delivered personally or sent by overnight courier or registered or certified mail, postage prepaid, as follows:

(1)	If to the Stockholder:

Attn: [ ]

(2)	If to Option Holder or Parent:

Attn: [ ]

Either of the above addresses may be changed at any time by notice given as provided above; provided, however, that any such notice of change of address shall be effective only upon receipt. All notices, requests or instructions given in accordance herewith shall be deemed received on the date of delivery, if hand delivered, and two (2) business days after the date of mailing, if mailed.

Section 5.5. Amendments. This Agreement may be modified only in writing signed by each of the parties hereto.

Section 5.6. Entire Agreement. This Agreement and the documents referred to herein contain the entire agreement between the parties hereto with respect to the transactions contemplated hereby, and supersedes all previous written or oral negotiations, agreements or commitments between the parties with regard to the subject matter hereof.

Section 5.7. Further Assurances. Each of the parties hereto shall use such party’s best efforts to take such actions as may be necessary or reasonably requested by the other party hereto to carry out and consummate the transactions contemplated by this Agreement.

Section 5.8. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first written above.

[Stockholder]

By:
Name:
Title:

[Option Holder]

By:
Name:
Title:

[Parent]

By:
Name:
Title:

The undersigned spouse of [Stockholder] hereby agrees to be bound by and accepts the provisions set forth in this Agreement with respect to any property or other right or interest held by the undersigned spouse in the P.C. Stock as if such undersigned spouse where the “Stockholder” for all purposes of this Agreement.

Name: